Exhibit 10.9

A-MARK PRECIOUS METALS, INC.

2014 Stock Award And Incentive Plan

As Amended and Restated October 27, 20221

1. Purpose of the Plan.

The purpose of this 2014 Stock Award and Incentive Plan (the "Plan") is to aid A-Mark Precious Metals, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to authorize incentive awards that appropriately reward achievement of Company and business-unit goals and recognize individual contributions without promoting excessive risk, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions.

In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a Performance Award granted under Section 7(c).

(b) "Annual Limit" has the meaning as defined in Section 5(b).

(c) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(d) "Beneficiary" shall mean any person or trust which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then any person or trust entitled by will or the laws of descent and distribution to receive such benefits in the event of a Participant’s death.

(e) "Board" means the Company’s Board of Directors.

(f) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) "Committee" means the Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board

1 Share numbers herein have been adjusted to reflect the two-for-one stock split effected as a stock dividend, effective June 6, 2022.

may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

(h) [Reserved]

(i) "Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

(j) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) "Effective Date" means the effective date specified in Section 10(p).

(l) "Eligible Person" has the meaning specified in Section 5.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under the following procedure or a substitute procedure as may be approved from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the closing sale price of a share reported on the principal trading market for Stock (or, if shares are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange) for such date, or, if no shares were traded on that date, on the next preceding day on which there was such a trade. Fair Market Value relating to the exercise price of any Non-409A Option or Stock Appreciation Right shall conform to requirements under Code Section 409A.

(o) "409A Award" means an Award that constitutes a deferral of compensation subject to Code Section 409A and regulations thereunder. "Non-409A Award" means an Award other than a 409A Award (including an Award exempt under Treasury Regulation § 1.409A-1(b)(4) and any successor regulation). Although the Committee retains authority under the Plan to grant Options and Stock Appreciation Rights and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options and Stock Appreciation Rights and Restricted Stock are intended to be Non-409A Awards (referred to herein as "Non-409A Options" and "Non-409A Stock Appreciation Rights") unless otherwise expressly specified by the Committee.

(p) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(q) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(r) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(s) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(u) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3), is "independent" within the meaning of applicable rules of any stock exchange or other trading market on which Stock is then listed or quoted and applicable corporate governance documents of the Company and, when taking any action relating to an Option granted on or before November 2, 2017, is an "outside director" within the meaning of Regulation § 1.162-27 under Code Section 162(m).

(v) "Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x) "Stock" means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(y) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be granted or exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock (including Stock deliverable in connection with the Award), other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards (including authority to specify terms of Awards applicable in the event of a change in control); to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Option intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. The Committee otherwise may act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of any Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify, (iii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under applicable provisions of the Delaware General Corporation Law and other applicable laws and regulations.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Stock Subject to Plan and Related Limitations.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,200,0002 for all types of Awards (the “General Reserve”) plus 120,0003 available only for “inducement awards” granted to a newly hired employee in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Reserve”). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan. However, from and after November 2, 2017, shares that are withheld from an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the full number of shares as to which a stock appreciation right is exercised, shall be deemed to constitute shares delivered and will not be deemed to remain or to become available again under the Plan. Any shares recaptured under this Section 4(b) that were General Reserve shares will be deemed to be available as General Reserve

2 As amended at October 27, 2022. Immediately prior to that date, the number of shares in the General Reserve was 2,700,000; at September 2, 2022, 286,847 shares remained available for future awards in the General Reserve.

3 As amended October 27, 2022. Immediately prior to that date, the number of shares in the Inducement Reserve was 420,000; the amendment reduced that number of shares by 300,000.

shares, and recaptured shares that were Inducement Reserve shares will be deemed to be available as Inducement Reserve shares. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan (such assumed or substitute Awards may be administered under the Plan, however). This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5. Eligibility and Certain Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, non-employee director of the Company, or consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) are eligible for Awards granted in assumption of or in substitution for such outstanding awards.

(b) Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards in the aggregate relating to up to his or her Annual Limit. A Participant's Annual Limit, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant's unused Annual Limit relating to Stock-denominated Awards as of the close of the previous fiscal year, subject to adjustment as provided in Section 10(c). For this purpose, (i) a Participant's Annual Limit is used to the extent a number of shares may be potentially earned or paid under an Award, regardless of whether such shares or amount in fact are earned or paid, and (ii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award. In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any fiscal year during any part of which the director is then eligible under the Plan shall be $300,000, except that such limit for a non-employee Chairman of the Board shall be $600,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee may require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f), 6(h) and 8(a). Notwithstanding the foregoing, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) shall satisfy this Section 6(b)(i) if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 10(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, except that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose,

which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv) below).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms (including any restrictions and risk of forfeiture) as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect; provided, however, that dividends on Restricted Stock subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on performance conditions. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock (Including Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified period of time, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the period of time specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Forfeitable Deferred Stock may be designated as “Restricted Stock Units” or otherwise designated by the Committee. Deferred Stock may be settled by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Such Dividend Equivalents shall be subject to Section 6(g), including restrictions applicable in the case of performance-based awards.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify; provided, however, that dividend equivalents relating to a performance-based award shall be earnable only upon the achievement of the specified performance goals applicable to the performance-based award.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that, in the case of any Performance Award denominated in shares at the grant date (i.e., an Award which constitutes share-based equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 10(e) and 10(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award, and, subject to Sections 10(e) and 10(k), that the fair value of any surrendered Award or award may be used to reduce the fair-value purchase price of any other Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and 6(c)(ii) (ten-year limit on Option and SAR terms, which limit will apply to any other Award in the nature of a stock right that provides the Participant with a right to exercise over a period of more than one year).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 10(k) and Appendix A)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property and may be made in it single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k) and Appendix A)). Installment or deferred payments may be required by the Committee (subject to Section 10(e) and Appendix A) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Code Section 409A), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii) and subject to Appendix A.

(d) No Personal Loans or Reloads. No term of an Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Award. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

(e) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not apply to sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Sections 10(k) and 10(l)) in order that a Participant who is subject to Section 16 of the Exchange Act will avoid incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(f) Change in Control. The Committee may specify that an Award will become automatically earned, vested and/or payable, in whole or part, upon a Change in Control, in its discretion, by so specifying in an Award Agreement or other governing document (in the absence of such a specification, the Plan does not confer the right to such acceleration). For purposes of the Plan, unless otherwise specified by the Committee in an Award Agreement or other governing document, a "Change in Control" shall be deemed to have occurred if, after the grant date of an Award, there shall have occurred any of the following:

(i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then‑outstanding voting securities;

(ii) Individuals who on the grant date of the Award constitute the Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(iii) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 50% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

(iv) The stockholders of the Company have approved a plan of complete liquidation of the Company and there occurs a distribution or other substantive step pursuant to such plan of complete liquidation, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction have a similar effect), and in each case all material contingencies to the completion of the transaction have been satisfied or waived.

9. Additional Award Forfeiture Provisions.

The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon (i) compliance by the Participant with specified conditions relating to adherence to standards of conduct in the preparation of financial statements and reports filed with the Securities and Exchange Commission, non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company; and (ii), in the case of performance-based compensation, the absence of material inaccuracies in the financial or other information upon which achievement of performance goals was assessed.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Appendix A, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights shall be transferred to a Participant's Beneficiary or Beneficiaries upon the death of the Participant, and (ii), subject to Section 1(a)(viii) of Appendix A, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination. repurchase, share exchange, liquidation. dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the aggregate share limitation and full-value share limitation then applicable under the Plan, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award in settlement of such Award (subject to Section 10(k)). The Committee shall provide for such equitable adjustments of outstanding awards in order to preserve the positive intrinsic value of such awards, unless in the circumstances the Participant would be able to realize such intrinsic value in the absence of an adjustment. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award which constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws. regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would cause Options, SARs, or Performance Awards granted under Section 8 intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the effectiveness of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of ISOs under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan and Awards. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or trading system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements that would apply if the amendment were approved by the Board. The Committee is authorized to amend outstanding Awards, except as limited by the Plan. The Board and Committee may not, however, amend outstanding Awards (including by means of an amendment to the Plan), without the consent of an affected Participant, if such amendment would materially and adversely affect the legal rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and any discretion reserved by the Board or Committee with respect to an Award is not limited by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing." For this purpose, a “repricing” means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price or base price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange or substitution for another Option, SAR, Restricted Stock, other equity, or cash or other property, unless the cancellation and exchange or substitution occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange or substitution described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant. Adjustments to awards under Section 10(c) will not be deemed "repricings," however. The Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent that the waived or modified term would be then mandatory for a new Award of the same type under the Plan.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law and subject to Appendix A, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation (excluding awards of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether and when cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options granted on or before November 2, 2017 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms used herein shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any Award document relating to such an Option does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8, 10(c) and 10(e)) is limited to the extent necessary to ensure that any Award of a type that the Committee has intended to be "share-based equity" (and not a "share-based liability") subject to fixed accounting with a measurement date at the date of grant under FASB ASC Topic 718 shall not be deemed a share-based liability (subject to "variable" accounting) solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding as a share-based liability (i.e., subject to such "variable" accounting).

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the grant of an Award or the creation of any trust and deposit of shares therein, except at such time as an Option or SAR may have been duly exercised or shares may be actually delivered in settlement of an Award; provided, however, that a Participant granted Restricted Stock shall have rights of a stockholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate or in any particular office or position, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. An Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by such other plan or arrangement with specific reference to Awards under this Plan, provided that cash Annual Incentive Awards will generally be deemed to be annual bonuses or annual incentives under such other plans or arrangements).

(o) Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(p) Plan Effective Date and Termination. The Plan shall became effective on March 14, 2014, at the time that Spectrum Group International, Inc. (“SGI”) completed the distribution of all of the outstanding Stock to SGI’s stockholders. Unless earlier terminated by action of the Board of Directors, the authority to make new grants under this Plan shall terminate on October 27, 2032 or, if later, the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan (after the SGI distribution), with the Plan otherwise to remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Appendix A – Compliance Rules Under Code Section 409A

Appendix A

Compliance Rules Under Code Section 409A

1. General Rules for Section 409A Compliance.

The following rules will apply to the 2014 Stock Award and Incentive Plan (the “Plan”). Capitalized terms used herein have the definitions as set forth in the Plan.

(a) 409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Code Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Awards:

(i)
Elections. If a Participant is permitted to elect to defer compensation and in lieu thereof receive an Award, or is permitted to elect to defer any payment under an Award, such election will be permitted only at times and otherwise in compliance with Section 409A. Such election shall be made in accordance with Exhibit A to the 2004 Stock Award and Incentive Plan;
(ii)
Changes in Distribution Terms. The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) in accordance with, and to the fullest extent permitted by, applicable guidance of the Internal Revenue Service under Code Section 409A.
(iii)
Exercise and Distribution. Except as provided in Section 1(a)(iv) hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a Participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Award and otherwise meet the requirements of Treasury Regulation § 1.409A-3:
(A)
Specified Time. A specified time or a fixed schedule;
(B)
Separation from Service. The Participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h) and other applicable rules under Code Section 409A); provided, however, that if the Participant is a “specified employee” under Treasury Regulation § 1.409A-1(i), settlement under this Section 1(a)(iii)(B) shall instead occur at the expiration of the six-month period following separation from service under Section 409A(a)(2)(B)(i). During such six-month delay period, no acceleration of settlement may occur, except (1) acceleration shall occur in the event of death of the Participant, (2), if the distribution date was specified as the earlier of separation from service or a fixed date and the fixed date falls within the delay period, the distribution shall be triggered by the fixed date, and (3) acceleration may be permitted otherwise if and to the extent permitted under Section 409A. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period. With respect to any 409A Award, a reference in any agreement or other governing

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document to a "termination of employment" which triggers a distribution shall be deemed to mean a "separation from service" within the meaning of Treasury Regulation § 1.409A-1(h);
(C)
Death. The death of the Participant. Unless a specific time otherwise is stated for payment of a 409A Award upon death, such payment shall occur in the calendar year in which falls the 30th day after death;
(D)
Disability. The date the Participant has experienced a 409A Disability (as defined below); and
(E)
409A Change in Control. The occurrence of a 409A Change in Control (as defined below).
(iv)
No Acceleration. The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in accordance with Section 1(a)(iii) hereof, except in the case of one of the following events:
(A)
Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a Participant, any election of the Participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled.
(B)
Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
(C)
Conflicts of Interest. Such 409A Award may permit the acceleration of the settlement time or schedule as may be necessary to comply with an ethics agreement with the Federal government or to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii).
(D)
Change. The Committee may exercise the discretionary right to accelerate the lapse of the substantial risk of forfeiture of any unvested compensation deemed to be a 409A Award upon a 409A Change in Control or to terminate the Plan upon or within 12 months after a 409A Change in Control, or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or accelerate settlement of such 409A Award in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4).

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(v)
Definitions. For purposes of this Section 1, the following terms shall be defined as set forth below:
(A)
“409A Change in Control” shall be deemed to have occurred if, in connection with any event defined as a change in control relating to a 409A Award under any applicable Company document, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation § 1.409A-3(i)(5).
(B)
“409A Disability” means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii), by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.
(C)
“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).
(vi)
Time of Distribution. In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur. In the case of any distribution of a 409A Award during a specified period following a settlement date, the maximum period shall be 90 days, and the Participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made;
(vii)
Determination of “Specified Employee.” For purposes of a distributions under Section 1(a)(iii)(B), status of a Participant as a “specified employee” shall be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.
(viii)
Non-Transferability. The provisions of the Plan notwithstanding, no 409A Award or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.
(ix)
Limitation on Setoffs. If the Company has a right of setoff that could apply to a 409A Award, such right may only be exercised at the time the 409A Award would have been distributed to the Participant or his or her Beneficiary, and may be exercised only as a setoff against an obligation that arose not more than 30 days before and within the same year as the distribution date if application of

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such setoff right against an earlier obligation would not be permitted under Code Section 409A.
(x)
409A Rules Do Not Constitute Waiver of Other Restrictions. The rules applicable to 409A Awards under this Section 1(a) constitute further restrictions on terms of Awards set forth elsewhere in this Plan.

(b) Separate Payments. Unless otherwise specified in the applicable Award agreement, each vesting tranche of an Award shall be deemed to be a separate payment for purposes of Code Section 409A, and any portion of a vesting tranche that would vest on a pro rata basis in the event of a separation from service on December 31 of a given year and the portion that would or would not vest pro rata for the period from the beginning of a calendar year to the end of the Company's fiscal year, and the remaining portion of such vesting tranche that would not so vest, each shall be deemed to be a separate payment for purposes of Code Section 409A.

(c) Distributions Upon Vesting. In the case of any Non-409A Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than the 15th day of the third month after the end of the fiscal year in which the substantial risk of forfeiture lapsed, and if a determination is to be made promptly following the end of a performance year (as in the case of performance shares) then the determination of the level of achievement of performance and the distribution shall be made between the start of the subsequent fiscal year and the 15th day of the third month of such subsequent fiscal year. In all cases, the Participant shall have no influence (aside from any permitted deferral election) on any determination as to the tax year in which the distribution will be made.

(d) Limitation on Adjustments. Any adjustment under the Plan shall be implemented in a way that complies with applicable requirements under Section 409A so that Non-409A Option/SARs do not, due to the adjustment, become 409A Awards, and otherwise so that no adverse consequences under Section 409A result to Participants.

(e) Release or Other Termination Agreement. If the Company requires a Participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a termination of employment, the Company will supply to the Participant a form of such release or other document not later than the date of the Participant's termination of employment, which must be returned within the minimum time period required by law (or 21 days if no minimum period is so prescribed) and must not be revoked by the Participant within the applicable time period for revocation (if any) in order for the Participant to satisfy any such condition. If any amount constituting a deferral of compensation under Section 409A payable during a fixed period following termination of employment is subject to such a requirement and the fixed period would begin in one Participant tax year and end in the next tax year, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the Participant including execution of such a release or other document and expiration of any revocation period. In such cases, the Company will pay any such amount in the subsequent tax year within the fixed period.

(f) Special Disability Provision. Unless otherwise provided in an applicable Award agreement or other governing document, in case of a disability of a Participant, (i) for any Award or portion thereof that constitutes a short-term deferral for purposes of Section 409A, the Company shall determine whether the Participant's circumstances are such that the Participant will not return to service, in which case such disability will be treated as a termination of employment for purposes of determining the time of payment of such Award or portion thereof then subject only to service-based vesting, and (ii) for any Award or portion thereof that constitutes a 409A Award, the Company shall determine whether there has occurred a "separation from service" as defined under Treasury Regulation § 1.409A-1(h) based on Participant's circumstances, in which case such disability will be treated as a separation from service for purposes of determining the time of payment of such Award or portion thereof then subject only to service-based vesting. In each case, the Participant shall be accorded the benefit of vesting that

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would result in the case of disability in the absence of this provision, so that the operation of this provision, intended to comply with Section 409A, will not disadvantage the Participant. The Company's determinations hereunder will be made within 30 days after the disability arises or there occurs a material change in the Participant's condition that constitutes the disability. In the case of any short-term deferral, if (i) circumstances arise constituting a disability but not constituting a termination of employment, (ii) the Award would provide for vesting upon a termination due to disability, and (iii) the Award would not qualify as a short-term deferral if the Participant were then permitted to elect the time at which to terminate employment due to the disability, then only the Company will be entitled to act to terminate Participant's employment due to disability.

(g) Limit on Authority to Amend. The authority to adopt amendments under Section 10(e) does not include authority to take action by amendment that would have the effect of causing Awards to fail to meet applicable requirements of Section 409A.

(h) Scope and Application of this Provision. For purposes of this Section 1, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

2. Deferral Election Rules.

If a participant in the Plan or any other plan, program or other compensatory arrangement (a “plan”) of the Company” is permitted to elect to defer awards or other compensation, any such election relating to compensation deferred under the applicable plan must be received by the Company prior to the date specified by or at the direction of the administrator of such plan (the “Administrator,” which in most instances will be the head of Human Resources for the Company). For purposes of compliance with Section 409A of the Internal Revenue Code (the “Code”), any such election to defer shall be subject to the rules set forth below, subject to any additional restrictions as may be specified by the Administrator. Under no circumstances may a participant elect to defer compensation to which he or she has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

(a) Initial Deferral Elections. Any initial election to defer compensation (including the election as to the type and amount of compensation to be deferred and the time and manner of settlement of the deferral) must be made (and shall be irrevocable) no later than December 31 of the year before the participant’s services are performed which will result in the earning of the compensation, except as follows:

•
Initial deferral elections with respect to compensation that, absent the election, constitutes a short-term deferral may be made in accordance with Treasury Regulation § 1.409A-2(a)(4) and (b);
•
Initial deferral elections with respect to compensation that remains subject to a requirement that the participant provide services for at least 12 months (a “forfeitable right” under Treasury Regulation § 1.409A-2(a)(5)) may be made on or before the 30th day after the participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months before the earliest date at which the forfeiture condition could lapse and otherwise in compliance with Treasury Regulation § 1.409A-2(a)(5);
•
Initial deferral elections by a participant in his or her first year of eligibility may be made within 30 days after the date the participant becomes eligible to participate in the applicable plan, with respect to compensation paid for services to be performed after the election and in compliance with Treasury Regulation § 1.409A-2(a)((7);
•
Initial deferral elections by a participant with respect to performance-based compensation (as defined under Treasury Regulation § 1.409A-1(e)) may be made on or before the date that is six months before the end of the performance period, provided

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that (i) the participant was employed continuously from either the beginning of the performance period or the later date on which the performance goal was established, (ii) the election to defer is made before such compensation has become readily ascertainable (i.e., substantially certain to be paid), (iii) the performance period is at least 12 months in length and the performance goal was established no later than 90 days after the commencement of the service period to which the performance goal relates, (iv) the performance-based compensation is not payable in the absence of performance except due to death, disability, a 409A Ownership/Control Change (as defined in Section 10(d) of the Plan) or as otherwise permitted under Treasury Regulation § 1.409A-1(e), and (v) this initial deferral election must in any event comply with Treasury Regulation § 1.409A-2(a)(8);
•
Initial deferral elections resulting in Company matching contributions may be made in compliance with Treasury Regulation § 1.409A-2(a)(9); and
•
Initial deferral elections may be made to the fullest permitted under other applicable provisions of Treasury Regulation § 1.409A-2(a).

(b) Further Deferral Elections. The foregoing notwithstanding, for any election to further defer an amount that is deemed to be a deferral of compensation subject to Code Section 409A (to the extent permitted under Company plans, programs and arrangements), any further deferral election made under the Plan shall be subject to the following, provided that deferral elections in 2007 and 2008 may be made under applicable transition rules under Section 409A:

•
The further deferral election will not take effect until at least 12 months after the date on which the election is made;
•
If the election relates to a distribution event other than a Disability (as defined in Treasury Regulation § 1.409A-3(i)(4)), death, or Unforeseeable Emergency (as defined in Treasury Regulation § 1.409A-3(i)(3)), the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid), to the extent required under Treasury Regulation § 1.409A-2(b);
•
The requirement that the further deferral election be made at least 12 months before the original deferral amount would be first payable may not be waived by the Administrator, and shall apply to a payment at a specified time or pursuant to a fixed schedule (and in the case of a life annuity or installment payments treated as a single payment, 12 months before the date that the first amount was scheduled to be paid);
•
The further deferral election shall be irrevocable when filed with the Company; and
•
The further deferral election otherwise shall comply with the applicable requirements of Treasury Regulation § 1.409A-2(b).

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